UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2012

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2012, the Compensation Committee, or Committee, of our Board of Directors, or Board, approved a pay for performance compensation plan for our executive officers, referred to as the 2012 Executive Pay for Performance Compensation Plan, which has features designed with input from outside consultants to compensate our executives for our financial performance as well as the executive’s individual performance focusing on return on equity, as well as actual performance compared to our budgeted performance. The targeted total compensation is intended to be competitive with a peer group of companies within our industry, or Peer Group. The companies comprising the Peer Group that the Committee considered when determining our 2012 Executive Pay for Performance Compensation Plan were:

• Allied Healthcare International, Inc.	• Healthways Inc.

• Almost Family, Inc.	• IPC The Hospitalist Company, Inc.

• Amedisys Inc.	• LHC Group, Inc.

• Assisted Living Concepts Inc.	• Metropolitan Health Networks Inc.

• Capital Senior Living Corp.	• National Healthcare Corp.

• Chemed Corp.	• Skilled Healthcare Group, Inc.

• Continucare Corp.	• Sun Healthcare Group, Inc.

• Emeritus Corp.	• Sunrise Senior Living Inc.

• Five Star Quality Care Inc.	• The Ensign Group, Inc.

• Gentiva Health Services Inc.

The Committee believes that these companies are competitors for both our business as well as executive talent and are companies of comparable size measured in terms of revenues. Accordingly, the Committee is using the same peers for financial performance comparisons that the Committee uses for executive compensation comparisons. The 2012 Executive Pay for Performance Compensation Plan includes the following components:

Base Salaries

For 2012, the Committee chose to keep the annual base salaries of each of the following executive officers the same as those set for each executive in 2011: Fletcher McCusker, our Chief Executive Officer, Craig Norris, our Chief Operating Officer, Michael Deitch, our Chief Financial Officer, Fred Furman, our Executive Vice President and General Counsel, and Herman Schwarz, the Chief Executive Officer of LogistiCare Solutions, LLC (our wholly-owned subsidiary), all of whom were named in our summary compensation table for the fiscal year ended December 31, 2010 (referred to as our Named Executive Officers) included in our proxy statement filed with the Securities and Exchange Commission on April 20, 2011. Each executive has an employment agreement pursuant to which their base salary shall be reviewed by the Committee annually.

As a result of the foregoing, effective January 1, 2012, Messrs. McCusker’s, Norris’, Deitch’s, Furman’s and Schwarz’s annual base salary are $770,000, $462,000, $407,000, $407,000 and $418,000, respectively.

Annual Incentive Cash Compensation

Each of Messrs. McCusker, Norris, Deitch, Furman and Schwarz will be granted an opportunity to earn an incentive, or performance-based, cash bonus based upon performance under the annual incentive plan established by the Committee, or Annual Incentive Plan, as one of the components of total targeted compensation for our executive officers under the 2012 Executive Pay for Performance Compensation Plan. Individual awards are allocated based on a combination of corporate and individual performance measures. The measures used to determine awards of our

Named Executive Officers are heavily weighted toward corporate financial performance with a portion dependent upon the achievement of individual performance goals. The Committee reviews corporate financial and/or individual performance and determines award amounts after the completion of each fiscal year and/or fiscal quarter, respectively. The Committee may, in its discretion, adjust performance measures based on unusual or non-recurring occurrences.

The amount of the potential incentive cash bonus that may be earned by Mr. McCusker each year is targeted at 100% of his base salary and the amounts that may be earned by each of Messrs. Norris, Deitch, Furman and Schwarz are targeted at 75% of their respective base salaries. Under the Annual Incentive Plan, 20% of the individual base salary is subjective and determined based upon non-financial performance by the Committee as part of each executive’s performance review. Payment of any cash bonus under the individual performance portion of the Annual Incentive Plan, if earned, will be made quarterly. The Committee chose to tie 80% of the executive officers’ potential cash bonuses to our corporate financial performance as a whole under the Annual Incentive Plan.

With respect to the corporate financial performance portion of the Annual Incentive Plan, the Committee approved the use of earnings before interest, taxes, depreciation and amortization, or EBITDA, related measures for purposes of determining award amounts for 2012 with 50%, 75% (100% for Mr. McCusker) and 150% payouts as a percentage of each executive’s base salary at Threshold, Target and Maximum levels of performance, respectively. The Threshold, Target and Maximum payout percentages noted above include the individual performance portion of the total annual incentive cash compensation. The following table sets forth the financial performance goals for the Threshold, Target and Maximum levels of performance.

	Threshold	Target	Maximum

Actual 2012 EBITDA	Equals budgeted 2012 EBITDA	Exceeds budgeted 2012 EBITDA by 10%	Exceeds budgeted 2012 EBITDA by 20% or more

The budgeted EBITDA for 2012 was determined by the various divisional executive directors and approved by our board of directors. If actual EBITDA falls between the Threshold and Target levels or between the Target and Maximum levels, the payout amount will be determined by linear interpolation on the determination date. Performance below the Threshold level will result in no incentive cash compensation on the determination date under the corporate financial performance portion of the Annual Incentive Plan. Payment of any cash bonus under the corporate financial performance portion of the Annual Incentive Plan is paid only to the extent the EBITDA targets are attained after expensing all compensation.

Long-Term Incentive Compensation

Under the equity-based program established by the Committee for 2012, or Long-Term Incentive Plan, as part of the mix of total targeted compensation that could be set for our executive officers, each of the executive officers is entitled to receive, upon approval by the Committee, equity-based awards under The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended, or 2006 Plan.

On January 13, 2012, the Committee awarded time vested restricted stock and cash settled performance restricted stock units to the Named Executive Officers under the Long-Term Incentive Plan as set forth in the table below:

Executive	Restricted Stock	Performance Restricted Stock Units
McCusker	28,998	43,497
Norris	14,292	21,438
Schwarz	12,931	19,396
Deitch	9,853	14,780
Furman	9,853	14,780

Total	75,927	113,891

Of the total number of shares granted to the Named Executive Officers in 2012 under the Long-Term Incentive Plan, the restricted stock and performance restricted stock units each represented 40% and 60%, respectively. The restricted stock will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, provided that the recipient is employed by us on each vesting date.

The performance restricted stock units, or PRSUs will be subject to the following performance-based grant conditions.

The number of PRSUs eligible to be settled in cash will be based on the achievement of return on equity (determined by the quotient resulting from dividing our audited consolidated net income for the performance period by our average stockholders’ equity), or ROE, targets established by the Committee for the performance periods described below. Payment of the award, if earned, will be divided into two tranches (each tranche representing half of the total number of PRSUs set forth in the table above opposite each executive) corresponding to the required performance period where the first tranche will be paid on or between March 1, 2014 and March 15, 2014 based on the ROE level achieved by our company for the period beginning January 1, 2012 and ending December 31, 2013. The second tranche will be paid on or between March 1, 2015 and March 15, 2015 based on the ROE level achieved by our company for the period beginning January 1, 2012 and ending December 31, 2014. In both cases, the Committee will certify in writing the ROE level achieved for the performance periods on March 1, 2014 related to the first tranche and March 1, 2015 related to the second tranche, or as soon thereafter as the Committee is provided with our audited financials, but in no event in either case later than March 15, 2014 and 2015, respectively (such date referred to as the Settlement Date). In addition, such certification will occur immediately prior to each of the respective cash settlements. The following are the payout percentages for the ROE target levels set by the Committee.

•	50% of each tranche of the PRSUs will be awarded if we achieve an ROE equal to or greater than 14%, or Threshold, for the respective performance period; and,

•	100% of each tranche of the PRSUs will be awarded if we achieve an ROE equal to or greater than 18%, or Target, for the respective performance period.

If our ROE falls between the Threshold and Target levels, the payout amount will be determined by linear interpolation on the Settlement Date.

If the Threshold or Target payout level is achieved, then the amount of the award will be determined by multiplying the number of PRSUs corresponding to the ROE level achieved by the fair market value (at closing market price) of our common stock on the Settlement Date. Vesting criteria for PRSU awards require employment with our company throughout the performance periods as well as achievement of the performance goal, and employment up through December 31, 2013 and 2014 for each of the two respective tranches.

In addition, in the event of a change in control (as defined in the 2006 Plan) of our company during any performance period or subsequent service vesting period, the PRSUs will be deemed earned by each executive and settled in cash at the Target level established by the Committee and paid to the executive within the number of days set forth in the Form of Performance Restricted Stock Unit Agreement.

The Committee chose to amend the executive stock ownership guidelines to require that only full-value shares of our common stock and shares of common stock owned outright will be counted towards the stock ownership requirements. Stock options will be excluded. In addition, with respect to determining whether each Named Executive Officer meets the required holding level, the stock ownership guidelines were amended to require use of the grant date fair value for such purpose. Compliance with the established holding level requirement as determined under the amended guidelines noted above is required by December 31, 2014. All other provisions of the stock ownership guidelines remain the same as those previously established by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: January 20, 2012	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer